release	Exhibit 99.2
November 2022

DZS Releases Third Quarter 2022 Financial Results

DALLAS, Texas, USA, Nov. 1, 2022 – DZS (Nasdaq: DZSI), a global leader in access and optical edge infrastructure and cloud software solutions, today announced that unaudited financial results, along with accompanying supplemental financial information, for its third quarter of 2022 have been posted as a report to shareholders to the investor relations section of its website at https://investor.dzsi.com/.

Conference Call Details:

Date: Tuesday, November 1, 2022

Time: 5:00 p.m. Eastern Time (4:00 p.m. Central Time)

Conference call participants register at the following link to receive the dial in number and unique PIN number: https://register.vevent.com/register/BI4c72a2888e9340e2b5671dc760b3b907

Webcast link: https://edge.media-server.com/mmc/p/gwmqothp

Please join the conference call at least five minutes prior to the start time to ensure you are admitted prior to management’s prepared remarks.

A live broadcast and replay of the audio webcast will be available at https://investor.dzsi.com/

About DZS

DZS Inc. (Nasdaq: DZSI) is a global leader in access and optical edge infrastructure and cloud software solutions.

DZS, the DZS logo, and all DZS product names are trademarks of DZS Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change.

For further information see: www.DZSi.com.
DZS on Twitter: https://twitter.com/dzs_innovation
DZS on LinkedIn: https://www.linkedin.com/company/DZSi/

Contact

DZS:
Ted Moreau

Vice President, Investor Relations

IR@dzsi.com